    As filed with the Securities and Exchange Commission on October 9, 2001


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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                        CATALYTICA ENERGY SYSTEMS, INC.
              (Exact name of issuer as specified in its charter)

                               -----------------

                  DELAWARE                          77-0410420
        (State or other jurisdiction             (I.R.S. Employer
     of incorporation or organization)        Identification Number)

                              430 Ferguson Drive
                         Mountain View, CA 94043-5272
  (Address, including zip code, of Registrant's Principal Executive Offices)

                        CATALYTICA ENERGY SYSTEMS, INC.
                (formerly Catalytica Combustion Systems, Inc.)

                                1995 STOCK PLAN
                  (as amended and restated October 26, 2000)

                               -----------------

                               CRAIG N. KITCHEN
                     President and Chief Executive Officer
                        Catalytica Energy Systems, Inc.
                              430 Ferguson Drive
                         Mountain View, CA 94043-5272
                                (650) 960-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                   Copy to:

                               MARTIN W. KORMAN
                       Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                          Palo Alto, California 94304
                                (650) 493-9300

                               -----------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                         Number of     Proposed Maximum Proposed Maximum
       Title of Each Class of           Shares to be    Offering Price     Aggregate        Amount of
     Securities to be Registered         Registered      Per Unit (1)    Offering Price  Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to
  be issued upon: exercise of options
  granted under the 1995 Stock Plan
  (as amended and restated
  October 26, 2000).................. 1,500,000 shares      $7.575        $11,362,500       $2,840.63
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Price per share and aggregate offering price estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low prices as reported on the Nasdaq National Market on October 3, 2001.


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

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

   There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Catalytica Energy Systems, Inc., a Delaware corporation (the "Registrant"):

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

      3. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on November 15, 2000, including any amendment or report filed for the purpose of updating such description.

   All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Certificate of Incorporation

   Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

   Article XI of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

   Article VIII of the Registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant to the fullest extent authorized by the Delaware General Corporation Law if authorized by the Board of Directors.

   The Registrant has entered into indemnification agreements with its directors, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                                         Description
------                                         -----------

   5.1  Opinion of Wilson Sonsini Goodrich & Rosati

 10.1*  1995 Stock Plan (as amended and restated October 26, 2000)

10.20*  Catalytica Energy Systems, Inc. 1995 Stock Plan (as amended and restated October 26, 2000)

  23.1  Independent Auditors' Consent of Ernst & Young LLP

  23.2  Independent Accountants' Consent of PricewaterhouseCoopers, LLP

  23.3  Consent of Counsel (contained in Exhibit 5.1)

  24.1  Power of Attorney (see the signature page hereto).

--------
* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-44772), declared effective November 20, 2000.

ITEM 9. UNDERTAKINGS.

   (a) The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California on October 9, 2001.

                                          CATALYTICA ENERGY SYSTEMS, INC.
                                          (Registrant)

                                             /s/ CRAIG M. KITCHEN
                                          By: _________________________________
                                             Craig M. Kitchen,
                                             President and Chief Executive
                                             Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig M. Kitchen, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that may be signed by said attorney-in-fact and all amendments to this Registration Statement.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                      Title                     Date
          ---------                      -----                     ----

    /s/ CRAIG M. KITCHEN   Chief Executive Officer (Principal October 9, 2001
   -----------------------   Executive Officer) and Director
      Craig M. Kitchen

     /s/ RICARDO B. LEVY   Director and Chairman of the Board October 9, 2001
   -----------------------
       Ricardo B. Levy

      /s/ DENNIS RIEBE     Chief Financial Officer            October 9, 2001
   -----------------------
        Dennis Riebe

    /s/ HOWARD I. HOFFEN   Director                           October 9, 2001
   -----------------------
      Howard I. Hoffen

      /s/ ERNEST MARIO     Director                           October 9, 2001
   -----------------------
        Ernest Mario

    /s/ JOHN A. URQUHART   Director                           October 9, 2001
   -----------------------
      John A. Urquhart

    /s/ WILLIAM B. ELLIS   Director                           October 9, 2001
   -----------------------
      William B. Ellis

   /s/ FREDERICK M. O'SUCH Director                           October 9, 2001
   -----------------------
     Frederick M. O'Such

                               INDEX TO EXHIBITS

Exhibit
Number                                         Description
------                                         -----------

   5.1  Opinion of Wilson Sonsini Goodrich & Rosati

 10.1*  1995 Stock Plan (as amended and restated October 26, 2000)

10.20*  Catalytica Energy Systems, Inc. 1995 Stock Plan (as amended and restated October 26, 2000)

  23.1  Independent Auditors' Consent of Ernst & Young LLP

  23.2  Independent Accountants' Consent of PricewaterhouseCoopers, LLP

  23.3  Consent of Counsel (contained in Exhibit 5.1)

  24.1  Power of Attorney (see the signature page hereto).

--------
* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-44772), declared effective November 20, 2000.